UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 10, 2007 (December 4, 2007)
GENESIS ENERGY, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-12295	76-0513049
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas, Suite 2500, Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)
(713) 860-2500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)

Item 1.01. Entry into a Definitive Material Agreement.
     On December 4, 2007, Genesis Energy, L.P. (the “Partnership”) entered into an Underwriting Agreement with UBS Securities LLC and Wachovia Capital Markets, LLC, as representatives of the underwriters named in the Underwriting Agreement, in connection with the Partnership’s public offering of common units (the “Units”) representing limited partner interests.
     The Underwriting Agreement provides for, among other things, the sale by the Partnership of an aggregate of 8,000,000 Units at a public offering price of $22.00. In addition, the underwriters have a 30-day option to buy up to an additional 1,200,000 Units from the Partnership to cover over-allotments, if any. The Units have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-126482) of the Partnership, as supplemented by the Preliminary Prospectus Supplement dated November 27, 2007 relating to the Units, filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 424(b) of the Securities Act. Closing of the issuance and sale of the Units is scheduled for December 10, 2007.
     The Underwriting Agreement provides that the obligations of the Underwriters to purchase the Units are subject to approval of legal matters by counsel and to other conditions. The Underwriters are obligated to purchase all the Units (other than those covered by the Underwriters’ option to purchase additional Units) if they purchase any of the Units. The Partnership has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.
     The Partnership intends to use the net proceeds from the offering for general partnership purposes, including temporarily repaying indebtedness under our credit facility and, ultimately, funding a portion of our future growth expenditures.
     The summary of the Underwriting Agreement in this report does not purport to be complete and is qualified by reference to such agreement, which is filed as an exhibit hereto. The Underwriting Agreement contains representations, warranties and other provisions that were made or agreed to, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them. Accordingly, the Underwriting Agreement should not be relied upon as constituting a description of the state of affairs of any of the parties thereto or their affiliates at the time it was entered into or otherwise.
     A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The description of the Underwriting Agreement contained herein is qualified in its entirety by the full text of such exhibit.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
     The following materials are filed as exhibits to this Current Report on Form 8-K.

1.1	Underwriting Agreement dated December 4, 2007 among Genesis Energy, L.P., UBS Securities LLC and Wachovia Capital Markets, LLC, as representatives of the several underwriters named therein

5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP with respect to the legality of the common units

8.1	Opinion of Akin Gump Strauss Hauer & Feld LLP as to certain federal income tax matters

23.1	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1)

23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 8.1)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENESIS ENERGY, L.P.
(A Delaware Limited Partnership)
By:	GENESIS ENERGY, INC., as
General Partner

Date: December 10, 2007	By:	/s/ Ross A. Benavides
Ross A. Benavides
Chief Financial Officer

3